Exhibit 99.1

Ideanomics, Inc. Reports Q3 2020 Financial Results

-	Revenues for the three months ended September 30, 2020, was $10.6 million, an increase of 2.3x compared to Q2 2020 and 3.4x compared to Q3 2019
-	Strong cash position, finished the quarter with $27.6 million
-	Q3 revenues were supported by strong growth in the Taxi and Ridesharing segment
-	Strategic Investment into California e-tractor company, Solectrac, which services agricultural and specialty vehicle market

New York, NY November 9, 2020/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global company focused on monetizing the adoption of commercial electric vehicles and associated energy consumption, as well as enabling the next generation of financial services and fintech products, announced today its third quarter 2020 operating results for the period ended September 30, 2020 (a full copy of the Company's 10-Q report is available at www.sec.gov).

Conference Call: Ideanomics' management, including Alf Poor (Chief Executive Officer), Conor McCarthy (Chief Financial Officer) and Tony Sklar (SVP of Investor Relations), will host live an earnings release conference call at 4:30 pm ET, Monday, November 9, 2020. http://investors.ideanomics.com. Time permitting, Ideanomics management will answer questions during the live Q&A session. A replay of the earnings call will be available soon after the conclusion of the event.

To join the webcast, please visit the 'Events & Presentations' section of the Ideanomics corporate website (http://www.ideanomics.com/), or copy/paste this link:

https://78449.themediaframe.com/dataconf/productusers/ssc/mediaframe/41438/indexl.html

“We reported our third consecutive quarter of MEG revenue growth, and our pipeline gives us confidence that we can maintain this momentum through our product and service offerings and global footprint,” said Alf Poor, CEO of Ideanomics. “The MEG division in China, Treeletrik in Malaysia, and Medici Motor Works and Solectrac in the U.S. are all progressing towards our objectives for the remainder of 2020, and into 2021 and beyond. Strong growth in our taxi and ridesharing business is continuing and we are beginning to bring other revenues online in Q4, including activity in the bus segment of our business.”

Ideanomics Third Quarter 2020 Operating Results

Revenue for the three months ended September 30, 2020, was $10.6 million, of which $10.1 million were generated by the Company’s MEG business unit; this represents the largest revenues earned by MEG since the Company commenced business.

In the third quarter of 2020, the Company continued to develop its MEG business and recognized $10.6 million revenue from the sales of vehicles, which included revenue of $1.3 million from the sale of traditional combustion engine vehicles. In the third quarter of 2020 the Company acted in both a Principal and Agent capacity in relation to vehicle sales. For those contracts in which it acted in a Principal capacity revenues were recorded on a Gross basis and for those contracts where it acted in an Agent capacity the revenues were recorded on a Net basis.

Gross Profit

Gross profit for the three months ended September 30, 2020 was $0.7 million, as compared to gross profit in the amount of $2.9 million during the same period in 2019.

Operating Loss

The Loss from Operations was $12.0 million as compared to $9.4 million in the prior period. The increased Operating Loss is almost entirely due to the lower gross profit in the current quarter.

About Ideanomics

Ideanomics is a global company that facilitates the adoption of commercial electric vehicles and supports next-generation financial services and fintech products. Our electric vehicle division, Mobile Energy Global (MEG) provides group purchasing discounts on commercial electric vehicles, EV batteries and electricity, as well as financing and charging solutions; we refer to this business model as sales to financing to charging (S2F2C). Ideanomics Capital provides intelligent and innovative services for the fintech industry. Together, MEG and Ideanomics Capital provide our global customers and partners with more efficient solutions.

The company is headquartered in New York, NY, with offices in Beijing, Hangzhou, and Qingdao, and operations in the U.S., China, Ukraine, and Malaysia.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications

1441 Broadway, Suite 5116, New York, NY 10018

ir@ideanomics.com

Valerie Christopherson / Lora Wilson

Global Results Communications (GRC)

+1 949 306 6476

valeriec@globalresultspr.com

IDEANOMICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (USD in thousands)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$27,605	$2,633
Accounts receivable, net (including due from related parties of $586 and $2,284 as of September 30, 2020 and December 31, 2019, respectively)	4,315	2,405
Prepayments	999	572
Amount due from related parties	1,601	1,256
Notes receivable	464	—
Other current assets	581	587
Total current assets	35,565	7,453
Property and equipment, net	165	378
Fintech Village	9,337	12,561
Intangible assets, net	52,398	52,771
Goodwill	10,472	23,344
Long-term investments	22,651	22,621
Operating lease right of use assets	7,357	6,934
Other non-current assets	519	883
Total assets	$138,464	$126,945

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK, REDEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities
Accounts payable	$4,738	$3,380
Deferred revenue	1,178	477
Accrued salaries	906	923
Amount due to related parties	1,333	3,962
Other current liabilities	4,195	6,466
Current portion of operating lease liabilities	520	1,113
Current contingent consideration	4,082	12,421
Promissory note-short term	3,750	3,000
Convertible promissory note due to third-parties	9,033	1,753
Convertible promissory note due to related parties	—	3,260
Total current liabilities	29,735	36,755
Asset retirement obligations	4,653	5,094
Convertible promissory note due to third-parties-long term	—	5,089
Convertible promissory note due to related parties-long term	—	1,551
Other long-term liabilities	514	—
Operating lease liability-long term	6,820	6,222
Non-current contingent consideration	7,608	12,235
Total liabilities	49,330	66,946
Commitments and contingencies (Note 18)
Convertible redeemable preferred stock and Redeemable non-controlling interest:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of September 30, 2020 and December 31, 2019	1,262	1,262
Redeemable non-controlling interest	7,370	—
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 238,871,366 shares and 149,692,953 shares issued and outstanding as of September 30, 2020 and December 31, 2019 , respectively	239	150
Additional paid-in capital	362,346	282,554
Accumulated deficit	(295,693)	(248,481)
Accumulated other comprehensive income (loss)	290	(664)
Total IDEX shareholders' equity	67,182	33,559
Non-controlling interest	13,320	25,178
Total equity	80,502	58,737
Total liabilities, convertible redeemable preferred stock, redeemable non-controlling interest and equity	$138,464	$126,945

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

IDEANOMICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (USD in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue from third-parties	$10,618	$250	$15,681	$950
Revenue from related parties	2	2,854	9	43,554
Total revenue	10,620	3,104	15,690	44,504
Cost of revenue from third-parties	9,906	244	14,674	751
Cost of revenue from related parties	—	—	2	467
Gross profit	714	2,860	1,014	43,286

Operating expenses:
Selling, general and administrative expenses	7,636	7,770	20,188	18,443
Research and development	1,318	—	1,318	—
Professional fees	3,968	1,389	8,096	3,918
Impairment loss	3,275	2,299	10,363	2,299
Change in fair value of contingent consideration, net	(4,179)	—	(2,900)	—
Depreciation and amortization	695	806	1,651	1,420
Total operating expenses	12,713	12,264	38,716	26,080

Income (loss) from operations	(11,999)	(9,404)	(37,702)	17,206

Interest and other income (expense):
Interest expense, net	(2,014)	(639)	(14,061)	(1,955)
Equity in income (loss) of equity method investees	7	(40)	(8)	(606)
Gain on disposal of subsidiaries	—	1,057	—	1,057
Loss on remeasurement of DBOT investment	—	(3,179)	—	(3,179)
Conversion expense	—	—	(2,266)	—
Other income (expense)	5,283	(100)	6,272	(156)
Income (loss) before income taxes and non-controlling interest	(8,723)	(12,305)	(47,765)	12,367

Income tax benefit	—	—	—	514

Net income (loss)	(8,723)	(12,305)	(47,765)	12,881

Deemed dividend related to warrant repricing	—	—	(184)	—

Net loss (income) attributable to non-controlling interest	437	(1,408)	737	(1,374)

Net income (loss) attributable to IDEX common shareholders	$(8,286)	$(13,713)	$(47,212)	$11,507

Earnings (loss) per share
Basic	$(0.03)	$(0.11)	$(0.25)	$0.10
Diluted	(0.03)	(0.11)	(0.25)	0.10

Weighted average shares outstanding:
Basic	237,535,999	127,609,748	191,976,856	113,964,933
Diluted	237,535,999	127,609,748	191,976,856	118,319,893

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.